EXHIBIT B

STOCK OPTION PLAN

WHEREAS SECURITY DEVICES INTERNATIONAL INC. (the “Issuer”) is a corporation subject to the laws of the State of Delaware;

AND WHEREAS the board of directors of the Issuer wishes to replace its existing stock option plan;

NOW THEREFORE a stock option plan of the Issuer (the “Plan”) is hereby established on the terms and conditions set out below:

1. Definitions

In this Plan, the following terms shall have the following meanings respectively:

“Board” has the meaning given to that term in Section 4.

“Company” means a corporation, incorporated association or organization, body corporate, partnership, trust, association or other entity other than an individual.

“Eligible Person” means:

so long as the Issuer is listed on the Exchange, a person to whom options may be granted under a stock option plan of the Issuer pursuant to Policy 4.4 of the Exchange; and

if the Issuer ceases to be listed on the Exchange, a person to whom options may be granted under section 2.24 of NI 45-106.

“Exchange” means the TSX Venture Exchange.

“Expiry Date” has the meaning given to that term in Section 9.

“NI 45-106” means National Instrument 45-106 (Prospectus Exemptions) of the Canadian Securities Administrators.

“Optionee” means the recipient of a stock option granted by the Issuer.

“person” means an individual, corporation, incorporated association or organization, body corporate, partnership, trust, association or other entity.

“Shares” means shares of common stock in the capital of the Issuer.

2. Exchange Definitions

So long as the Issuer is listed on the Exchange, the following terms shall have the meaning assigned to them in the policies of the Exchange: “Consultant”, “Director”, “Employee”, “Investor Relations Activities”, “Insider” and “Management Company Employee”

3. Purpose

The purpose of this Plan is to advance the interests of the Issuer by encouraging Eligible Persons to acquire Shares, thereby increasing their proprietary interest in the Issuer, encouraging them to remain associated with the Issuer and furnishing them with additional incentive in their efforts on behalf of the Issuer.

4. Administration

The Plan shall be administered by the board of directors of the Issuer or by a committee of the board of directors given responsibility to administer the Plan (such committee or, if no such committee is appointed, the board of directors of the Issuer, is hereinafter referred to as the “Board”).

Subject to the provisions of this Plan, the Board shall have authority to construe and interpret this Plan and all options subject to this Plan, to prescribe, amend and rescind rules and regulations relating to this Plan and to make all other determinations necessary or advisable for the administration of this Plan. All determinations and interpretations made by the Board shall be binding and conclusive on all Eligible Persons and Optionees and on their legal personal representatives and beneficiaries.

5. Stock Exchange Requirements

All options which are granted under this Plan shall be subject to, and must comply with, the rules and policies of the stock exchange on which the Shares are listed and any other regulatory body having jurisdiction.

So long as the Shares are listed on the Exchange:

the aggregate number of options granted to any one Consultant in a 12 month period must not exceed 2% of the issued Shares, calculated at the date an option is granted to the Consultant;

the aggregate number of options granted to all persons retained to provide Investor Relations Activities must not exceed 2% of the issued Shares in any 12 month period, calculated at the date an option is granted to any such person;

disinterested shareholder approval will be obtained for any reduction in the exercise price of an option if the Optionee is an Insider of the Issuer at the time of the proposed amendment; and

for stock options granted to Employees, Consultants or Management Company Employees, the Issuer and the Optionee are responsible for ensuring and confirming that the Optionee is a bona fide Employee, Consultant or Management Company Employee, as the case may be.

6. Shares Offered under the Plan

Subject to adjustment as provided in Section 15,

options granted under this Plan shall entitle the Optionee to purchase Shares; and

the maximum number of Shares which may be reserved for issuance pursuant to the exercise of options which are subject to this Plan (the “Plan Reserve”) is 18,993,274; provided that, so long as the Company is listed on the Exchange, this maximum will be reduced to 20% of the issued and outstanding Shares on December 19, 2017.

If any options granted hereunder shall be cancelled or shall expire without being exercised, the unpurchased Shares subject to those options shall again be available for options granted under this Plan.

The Issuer shall at all times during the term of this Plan reserve and keep available such numbers of Shares as will be sufficient to satisfy the exercise of options subject to this Plan.

The Issuer had issued compensation warrants (the “Warrants”) to purchase 4,319,000 Shares at the time of its listing on the Exchange. Any holder of Warrants shall be entitled to exchange those Warrants for an option to purchase an equal number of Shares for the same price and expiring on the same date as the Warrants. Until Warrants are exchanged for options, the Plan Reserve shall be reduced by the number of Shares which may be purchased under those Warrants.

7. Eligibility and Participation

Options shall be granted only to Eligible Persons.

Subject to the terms of this Plan, the Board shall have full and final authority to determine the persons who are to be granted options under this Plan and the number of options granted to each such person, the terms and provisions of each option agreement, and the time or times at which options shall be granted, vested and expire.

8. Exercise Price

The exercise price of options shall be determined by the Board at the time the options are granted. That exercise price shall not be lower than the last closing price of the Shares on the stock exchange on which the Shares are listed prior to the grant of the option.

Once the exercise price has been determined by the Board and the options have been granted, the exercise price of the options may be reduced upon receipt of Board approval, provided that, so long as the Issuer is listed on the Exchange, in the case of options held by Insiders the exercise price of the options may be reduced only if disinterested shareholder approval is obtained in compliance with the policies of the Exchange.

9. Duration of Options

Each option shall remain in effect for such option period as is fixed by the Board and shall expire at 5:00 p.m. (Toronto time) on the last day of that period (the “Expiry Date”), subject to earlier termination as provided in this Plan. The maximum term of an option may not exceed 10 years from the date of grant (subject to extension where the Expiry Date falls within a Blackout Period, as provided for in Section 13).

10. Vesting and Exercise

Options may be subject to such vesting restrictions as are determined by the Board in its discretion; provided that, so long as the Shares are listed on the Exchange, options granted to persons retained to provide Investor Relations Activities must vest in stages over a period of not less than 12 months with no more than 1/4 of the options vesting in any three month period.

Subject to any vesting restrictions, options may be exercised in whole or in part at any time and from time to time prior to the expiry of those options.

Except as otherwise specifically permitted under this Plan, no option may be exercised unless the Optionee is at the time of such exercise an Eligible Person.

The exercise of any option shall be contingent upon receipt by the Issuer at its head office of (i) a written notice of exercise, specifying the number of options being exercised, and (ii) payment in cash of the full purchase price of the options being exercised under that notice of exercise.

11. Investor Relations

So long as the Shares are listed on the Exchange, if the Optionee performs Investor Relations Activities, then the Optionee shall report all trading in the securities of the Issuer to the Secretary of the Issuer for delivery to the Board, by submitting a report which details the dates of those trades, the number of securities traded and the prices at which securities were traded. That report shall be delivered to the Secretary of the Issuer no later than the date on which an insider trading report would be required in respect of that trade under the insider trading requirements of applicable securities legislation as if the Optionee was an insider of the Issuer under that legislation.

12. Ceasing to be an Eligible Person

If an Optionee ceases to be an Eligible Person (including, without limitation, by reason of death or termination with or without cause), such Optionee’s options shall expire at 5:00 p.m. (Eastern Time) on the earlier of (i) the Expiry Date, and (ii) the 90th day after the date on which the Optionee ceases to be an Eligible Person (or such earlier date, if any, as is determined by the Board when the Board grants the option).

Notwithstanding the foregoing, if an Optionee ceases to be an Eligible Person for any reason such Optionee’s options may only be exercised if and to the extent that the Optionee is entitled to exercise the options on the date the Optionee ceases to be an Eligible Person.

Nothing contained in this Plan, or in any option granted pursuant to this Plan, shall confer upon an Optionee any right to continue as an employee, officer, director or consultant of the Issuer.

In the event of the death of a Optionee, the options granted to that Optionee may be exercised by the person or persons to whom the Optionee’s rights under the options shall pass by the Optionee’s will or the laws of intestacy.

13. Blackout Extensions

The Expiry Date of an option shall be automatically extended if the Expiry Date falls within a period (a “Blackout Period”) during which the Issuer prohibits Optionees from exercising their options; provide that:

The Blackout Period must be formally imposed by the Issuer pursuant to its internal trading policies as a result of the bona fide existence of undisclosed material information. For greater certainty, in the absence of the Issuer formally imposing a Blackout Period, the expiry date of any options will not be automatically extended in any circumstances.

The Blackout Period shall expire upon the general disclosure of the undisclosed material information. The Expiry Date shall be extended to 5:00 p.m. (Eastern Time) on that day which follows the expiry of the Blackout Period by the lesser of (i) ten business days, and (ii) the number of business days falling within the Blackout Period. For this purpose, a business day means a day which is not a Saturday, a Sunday or a date on which banks generally are closed in the Optionee’s municipality of residence.

The automatic extension of an Optionee’s options will not be permitted where the Optionee or the Issuer is subject to a cease trade order (or similar order under applicable securities laws) in respect of the Issuer’s securities.

14. Rights as a Shareholder

No person entitled to exercise any option granted under this Plan shall have any of the rights or privileges of a shareholder of the Issuer in respect of any Share issuable upon exercise of such option until such Share has been issued.

15. Adjustments

If there is any subdivision or consolidation of the Shares into a greater or lesser number, and if this subdivision or consolidation occurs during the term of any options, then upon exercise of those options by the Optionee the Issuer shall deliver to the Optionee the number of Shares which the Optionee would have held as a result of the subdivision or consolidation if on the record date thereof the Optionee had been the registered holder of the number of Shares in respect of which the Optionee is exercising the options.

Except as described in the preceding paragraph, if the Shares are reclassified, reorganized or otherwise changed, or the Issuer consolidates, merges or amalgamates with or into another Company, (any such event being a “Reorganization”), and if this Reorganization occurs during the term of any options, then upon exercise of those options by the Optionee the Issuer, or the Company resulting or continuing from the Reorganization, shall deliver the number and kind of securities and/or other consideration that the Optionee would have been entitled to receive as a result of the Reorganization, if on the record date of the Reorganization the Optionee had been the registered holder of the number of Shares in respect of which the Optionee is exercising the options.

The securities and other consideration delivered to an Optionee under this Section shall be in substitution for the Shares called for delivery to the Optionee under the options and the exercise price of the options shall be the consideration for the substitute securities and other consideration.

16. Transferability

So long as the Issuer is listed on the Exchange, all options shall be non-assignable and non-transferable. If the Issuer ceases to be listed on the Exchange, all options shall be non-assignable and non-transferable except to a “permitted assign” under NI 45-106.

All option agreements and Shares issued under options shall be subject to, and legended with, such hold periods as may apply under applicable securities laws or the requirements of any stock exchange on which the Shares are listed. All Shares which are issued subject to such a hold period shall be legended as required under applicable securities laws or the requirements of any stock exchange on which the Shares are listed.

17. Tax Withholding

To the extent the grant or exercise of an option gives rise to any withholding tax obligation or other statutory withholding obligation (including, without limitation, income and payroll withholding taxes imposed by any jurisdiction), prior to the delivery of the option or Shares being acquired upon the exercise of the option, as the case may be, the Issuer may:

require the Optionee to pay to the Issuer an amount, or

withhold an amount from any remuneration or consideration whatsoever payable to the Optionee,

sufficient to pay any tax or other statutory withholding obligation associated with the grant or exercise of the option, as the case may be.

18. Amendment and Termination of Plan

Subject to the approval of the Exchange (if required), the Board may, at any time, suspend or terminate this Plan. Subject to any applicable approval of the Exchange (if required), the Board may at any time amend or revise the terms of this Plan; provided that no such amendment or revision shall result in a material adverse change to the terms of any option previously granted under this Plan.

19. Approvals

This Plan is subject to the acceptance of the Plan by the Exchange and the approval of the Plan by the Issuer’s shareholders in compliance with the requirements of the Exchange and NI 45-106. Options may be granted under this Plan prior to the satisfaction of those conditions provided that no such option may be exercised prior to the satisfaction of those conditions.

The ability of an Optionee to exercise options, and the obligation of the Issuer to issue and deliver Shares under options, is subject to any approvals which may be required from shareholders of the Issuer, the Exchange and any regulatory authority having jurisdiction over the securities of the Issuer. If any Shares cannot be issued to any Optionee as a result of the failure to obtain that approval, the obligation of the Issuer to issue such Shares shall terminate and any exercise price paid to the Issuer will be returned to the Optionee.

20. Effective Date of Plan

This Plan shall take effect on such date as is approved by the Board. On that date, this Plan shall replace and supercede the Issuer’s existing stock option plan. All options which were issued under the Issuer’s existing plan shall be deemed to have been properly issued under this Plan and shall be subject to the terms of this Plan.

21. Interpretation

The Plan will be governed by and construed in accordance with the laws of the Province of Ontario.